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Exhibit 5.1

        [SHUMAKER, LOOP & KENDRICK, LLP letterhead]

December 1, 2003

WJ Communications, Inc.
401 River Oaks Parkway
San Jose, CA 95134

        Re:    Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to WJ Communications, Inc., a Delaware corporation (the "Company"), in connection with the shelf registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of shares of the Company's Common Stock, par value $0.01 per share (the "Securities") and shares of the selling stockholder's common stock.

        We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities have been duly authorized and, when issued and sold in accordance with due action of the Board of Directors of the Company or a duly constituted committee thereof, will be validly issued, fully paid and non-assessable, and the selling stockholder's common stock has been duly authorized and is validly issued, fully paid, and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Shumaker, Loop & Kendrick, LLP
SHUMAKER, LOOP & KENDRICK, LLP

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  Exhibit 5.1